Collaborative Yarn and Textile Development Agreement

This Collaborative Yarn and Textile Development Agreement ("Agreement") dated September 30, 2013, is made by and between Kraig Biocraft Laboratories, Inc., (Kraig) a Wyoming corporation with offices at 120 North Washington Square, Suite 805, Lansing, Michigan 48933 and Warwick Mills, Inc. (Warwick) with offices at 301 Turnpike Road, New Ipswich, New Hampshire.

Warwick is a leader in the engineering of technical textiles for protective applications. Warwick is in the business of manufacturing, marketing and distributing textile based products with protective applications.

Kraig is a research and development company which is a leader recombinant spider silk development and which has developed new recombinant silk fibers including Monster Silk ™, and other spider silk protein based fibers.

NOW, THEREFORE, in consideration of the mutual agreements and other provisions contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto agree as follows:

The parties contemplate that there may be significant commercial potential for Kraig's new recombinant materials. The parties desire, by this agreement, to facilitate collaboration on the development of recombinant silk textiles and yarns.

It is the purpose of this agreement to outline the terms under which the parties will work together to develop new products which incorporate Kraig's recombinant silks. This agreement outlines the broad terms of the relationship contemplated by the parties but does not provide detailed descriptions of every eventuality. The parties therefore agree that they will act in good faith in carrying out the joint collaboration and mutual benefit intentions of this agreement and will act in a commercially reasonable manner with one another. The parties anticipate that as their relationship and joint collaboration proceeds, they will supplement this working agreement with more specific terms as may be necessary and convenient.

Kraig hereby agrees to use its best efforts to provide Warwick with samples of the fibers that Kraig has developed. Warwick agrees that it will use its best efforts, knowledge and expertise in developing new yarns, textiles, material configurations and products incorporating these fibers, including without limitation, blends of Kraig's fibers with other fibers, and will work to identify and determine the best methods for handling and processing Kraig's fibers.

Kraig and Warwick hereby agree that they will cooperate with one another in such development process and will share with one another all information, data, and knowledge learned or developed in the course of that collaboration.

Kraig and Warwick further agree that any intellectual property, including trade secrets, methodologies and patentable designs and inventions which are developed or discovered as a result of Warwick's developmental work with Kraig's material, will be jointly owned by Kraig and Warwick on an equal basis (hereafter known as "joint property"). Either party will have the right to the royalty free use of joint property (including use by a subsidiary which is at last 80% owned by Kraig or Warwick). Either party can issue a sub license for the use of joint property to one or more third parties. In the event that a sub license is granted, Kraig and Warwick will evenly share any license fees and royalties received. No license shall issue for less than a 2% royalty on gross sales unless the parties to this agreement agree otherwise. In carrying out this provision the parties agree to act in a commercially reasonable manner in there relationship with one another.

It is presently anticipated that the parties will equally share any patent application and maintenance costs associated with the filing of patent applications on joint property, subject only to good faith commercially reasonable negotiations at the time of filing.

Nothing in this agreement grants Kraig any rights to inventions or intellectual property developed solely by Warwick which is not: developed in the course of Warwick's work with Kraig, or; developed with Kraig's material, or: which does not use or incorporate Kraig's material. Similarly, nothing in this agreement grants Warwick any rights to inventions or intellectual property developed solely by Kraig which was not developed in the course of Kraig's work with Warwick.

The parties both acknowledge that having recently developed these recombinant spider silk fibers, Kraig is not in a present position to supply significant quantities of recombinant silk. Kraig will use its best efforts to supply Warwick with the material necessary to conduct testing and product development activities as contemplated by this agreement. Each party will bear its own costs and Kraig will supply its fiber samples to Warwick without charge.

The parties currently anticipate cooperating and working collaboratively to:

> Develop products (including yarns, nits, woven, unwoven and other textiles, composites and other applications for Kraig's fibers) and applications utilizing recombinant silks.
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> Develop new technologies and handaling methods relating to the fabrication of new products utilizing recombinant silks and developing applications within existing products for the use of recombinant silk.
>
> Market and commercialize products which are made from or which incorporate recombinant silks.

This agreement is non exclusive and either party is free to enter into agreements with other persons or entities regarding the development of recombinant fiber applications.

The mutual nondisclosure agreement entered into between the parties on this same date is incorporated into this agreement by this reference.

Kraig Biocraft Laboratories, Inc

Kim Thompson, CEO

Warwick Mills, Inc.

Charlie Howland, CEO

MUTUAL NON-DISCLOSURE AGREEMENT

This MUTUAL NON-DISCLOSURE AGREEMENT (referenced herein as "Agreement"), and dated September, 30, 2013, ("Effective Date"), is made by and between Kraig Biocraft Laboratories, Inc., (Kraig) a company having a place of business at 120 North Washington Square, Suite 805, Lansing Michigan 48933 and Warwick Mills, Inc. (Warwick) with offices at 301 Turnpike Road, New Ipswich, New Hampshire. This agreement contemplates that each of the above referenced parties will be exchanging confidential information with one another and that each is a likely Disclosing party and each is a likely Receiving Party.

NOW, THEREFORE, in consideration of the mutual agreements and other provisions contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the Parties hereto agree as follows:

1. Scope of Confidential Information.

1.1. "Confidential Information" means, subject to the exceptions set forth in Section 1.2 hereof, any information or data disclosed or otherwise made available by either party (the "Disclosing Party") to the other party (the "Receiving Party") that: (a) is clearly labeled or otherwise identified in writing as confidential; or (b) is identified orally as confidential at the time of disclosure with written confirmation within thirty (30) days of disclosure to the Receiving Party; except that reports and/or information related to or regarding a Disclosing Party's business plans, business methodologies, strategies, technology, specifications, development plans, research and development, microbiology and scientific methodologies, customers, prospective customers, billing records, and products or services shall be deemed Confidential Information of the Disclosing Party even if not so marked or identified, unless such information is the subject of any of the exceptions set forth in Section 1.2 hereof.

Confidential Information" also means, subject to the exceptions set forth in Section 1.2 hereof, any physical materials, including genetically modified organisms or products produced by genetically modified organisms including without limitation genetically modified silk fibers created by Kraig Biocraft Laboratories, even if not marked or identified as confidential information, unless such information is the subject of any of the exceptions set forth in Section 1.2 hereof.

1.2. "Confidential Information" does not include information that: (a) was available to Receiving Party (free of any confidentiality obligation in favor of Disclosing Party known to Receiving Party at the time of disclosure) prior to disclosure of such information by Disclosing Party to Receiving Party; (b) is made available to Receiving Party from a third party not known by Receiving Party (at the time of such availability) to be subject to a confidentiality obligation in favor of Disclosing Party; (c) is made available to third parties by Disclosing Party without restriction on the disclosure of such information; (d) is or becomes available to the public (other than as a result of disclosure by Receiving Party prohibited by this Agreement); (e) is disclosed to Receiving Party on or after the termination of this Agreement in accordance with Section 6.1 hereof; or (f) is developed independently by Receiving Party or Receiving Party's directors, officers, employees, agents, consultants, contractors, representatives or affiliated entities (collectively, "Associated Persons") without use of any Confidential Information of Disclosing Party.

2. Use and Disclosure of Confidential Information.

2.1. Receiving Party agrees that Confidential Information received by it from Disclosing Party will be used internally solely for the purposes described in the Collaborative Yarn and Textile Development Agreement dated this same day, or for of evaluating a potential business relationship between the Receiving Party and the Disclosing Party (the "Permitted Purpose"), and will not be used for any other purpose whatsoever. If Receiving party conducts any tests on materials it receives from Disclosing party or prepares any test weave, nits or prototypes with such material, Receiving party will keep such testing results and the results of test weaves, knits or prototype creations as confidential pursuant to this agreement, but will promptly disclose the results to the Disclosing party. Receiving Party will use at least the same degree of care to maintain the confidentiality of the Confidential Information as Receiving Party uses to protect its own Confidential Information, but in no event less than reasonable care.

2.2. Receiving Party agrees that it will not, without the prior written consent of the Disclosing Party, directly or indirectly, disclose all or any portion of the Confidential Information to any party except that Confidential Information may be disclosed to (a) Associated Persons who have a "need-to-know" the Confidential Information for the Permitted Purpose and (b) existing and prospective investors and/or acquirers that are contemplating a potential investment in or the acquisition of the Receiving Party and professional advisers (e.g., lawyers and accountants); provided, however, that any and all such Associated Persons, investors and acquirers are bound by agreements or, in the case of professional advisers, ethical duties, to treat, hold and maintain such Confidential Information in accordance with the terms and conditions of this Agreement.

2.3. Notwithstanding anything to the contrary herein, Receiving Party is free to make (and this Agreement does not restrict) disclosure of any Confidential Information in a judicial, legislative or administrative investigation or proceeding or to a government or other regulatory agency; provided, however, that, to the extent permitted by law, Receiving Party provides to

Disclosing Party prior notice of the intended disclosure and permits Disclosing Party to intervene therein to protect its interests in the Confidential Information.

3. Certain Rights and limitations.

3.1. All Confidential Information shall remain the property of Disclosing Party except for joint property as described in the Collaborative Yarn and Textile Development Agreement. The provision of Confidential Information hereunder shall not grant or transfer any right, title or interest in such information to Receiving Party, except for the limited rights granted in Section 2.1 or as may be defined as joint property in the Collaborative Yarn and Textile Development Agreement.

Disclosing Party, does not grant any express or implied right to Receiving Party to, or under, Disclosing Party's or another party's patents, copyrights, trademarks, trade secret information, or other proprietary rights. Nor shall Receiving Party file any patents, copyrights, trademarks, or claim any other proprietary rights relating to Disclosing Party's Confidential Information without the consent of the Disclosing Party, including without limitation, utility or design patents which use or incorporate Disclosing Party's recombinant silk materials or other confidential information, or which describe the use of, or designs for using, Disclosing Party's Confidential Information unless the same is joint property as described in the Collaborative Yarn and Textile Development Agreement.

3.2. Confidential Information disclosed by the parties under this Agreement may be subject to export controls under the laws of the United States. Each party will comply with such laws and agrees not to knowingly export, re-export or transfer Confidential Information of the other party without first obtaining all required United States authorizations or licenses.

3.3. Warwick acknowledges and agrees that Kraig is engaged in the business of designing, developing, and producing genetically modified organisms and recombinant fibers including most specifically recombinant silk fibers and related textiles for a variety of textile and technical textile applications and develops materials for these products using a variety of manufacturing methods ("Kraig Biocraft Laboratories' business"). Nothing herein will preclude Kraig Biocraft Laboratories from engaging in Kraig Biocraft Laboratories' business.

Kraig acknowledges and agrees that Warwick is a weaver knitter, finisher and manufacture of inflatables, body armor and safety products and is engaged in the business of designing, developing, and producing technical textiles for protective applications ("Warwick's' business"). Nothing herein will preclude Warwick from engaging in Warwick's business.

3.4. This Agreement imposes no obligations on either party to exchange any Confidential Information or to purchase, sell, license, transfer or otherwise transact in any technology, services or products.

4. Remedies.

Receiving Party acknowledges that a breach by it of any of the terms of this Agreement would cause irreparable harm to the Disclosing Party for which Disclosing Party could not be adequately compensated by money damages. Accordingly, Receiving Party agrees that, in addition to all other remedies available to Disclosing Party in an action at law, in the event of any breach or threatened breach by the Receiving Party of the terms of this Agreement, the Disclosing Party shall, without the necessity of proving actual damages or posting any bond or other security, be entitled to temporary and permanent injunctive relief, including, but not limited to, specific performance of the terms of this Agreement.

5. Nonsolicitation, Nonhire and Noninterference.

From and after the date first set forth below and for a period of two years thereafter, the parties agree: (a) not to, directly or indirectly, or in concert with others, encourage or seek to influence any officer or employee or consultant of the other party to quit or leave such employment or consultancy with the other party, and; (b) not to employ or otherwise engage (as employee, consultant, independent contractor or otherwise) any officer, employee or consultant, of the other party.

6. Termination.

6.1. This Agreement shall remain in effect for a period of three years after the date first set forth below. The terms and conditions of this Agreement shall survive any such termination with respect to Confidential Information that is disclosed prior to the effective date of termination. In addition, Section 5 shall survive any such termination for the period specified in such Section 5.

6.2. Upon the earlier of (a) the termination of this Agreement or (b) Disclosing Party's written request, Receiving Party agrees to use good faith efforts to promptly return to Disclosing Party or destroy all Confidential Information, and all copies, summaries and notes of the contents or parts thereof, that is in the possession of Receiving Party and to certify the return or destruction of

such Confidential information; provided, however, that Receiving Party may retain a summary description of Confidential Information for archival purposes.

7. Warranty.

Disclosing Party warrants that it has the right to make the disclosures under this Agreement. NO OTHER WARRANTY IS MADE BY EITHER PARTY UNDER THIS AGREEMENT. ANY INFORMATION EXCHANGED UNDER THIS AGREEMENT IS PROVIDED "AS IS."

8. Miscellaneous.

This Agreement does not create any agency or partnership relationship between the parties hereto. This Agreement will be governed by and construed in accordance with the laws of the State of Michigan governing such agreements, without regard to conflicts-of-law principles. The sole and exclusive jurisdiction and venue for any litigation arising out of this Agreement shall be an appropriate federal or state court located in the State of Michigan, and the parties agree not to raise, and waive, any objections or defenses based upon venue or forum non conveniens. This Agreement and the Collaborative Yarn and Textile Development Agreement signed this same day, contains the complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings whether written or oral, express or implied.

Except where expressly indicated otherwise, the words "written" or "in writing" shall include, but not be limited to, written or printed documents, in any format now know or later developed including electronic and facsimile transmissions and computer disks or tapes (whether machine or user readable). If any provision of this Agreement is held invalid, illegal or unenforceable by a court of competent jurisdiction, such will not affect any other provision of this Agreement, which will remain in full force and effect. No amendment or alteration of the terms of this Agreement will be effective unless made in writing and executed by both parties hereto. A failure or delay in exercising any right in respect to this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right will not be presumed to preclude any subsequent or further exercise of that right or the exercise of any other right. Any modification or waiver of any provision of this Agreement will not be effective unless made in writing. Any such waiver will be effective only in the specific instance and for the purpose given.

9. Electronic Signature Acceptable.

A facsimile or electronic signature on this agreement, transmitted to the other party, is an effective, binding and valid acceptance of this agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed below by their duly authorized signatories.

	Kraig Biocraft Laboratories, Inc.		**Warwick Mills, Inc.**
Signature:	[signature]	Signature:	[signature]
Printed Name:	Kim Thompson	Printed Name:	Charlie Howland
Title:	CEO	Title:	CEO